Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Virgin Orbit Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c) and 457(h)	60,285,583 (2)	$6.73 (3)	$405,721,973.59	$92.70 per $1,000,000	$37,610.43
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(h)	10,704,645 (4)	$3.84 (5)	$41,105,836.80	$92.70 per $1,000,000	$3,810.51
Fees Previously Paid
	Total Offering Amounts					$446,827,810.39		$41,420.94
	Total Fees Previously Paid							–
	Total Fee Offsets							–
	Net Fee Due							$41,420.94
___________
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Virgin Orbit Holdings, Inc. (the “Company”) that become issuable under the Company’s 2021 Incentive Award Plan (the “2021 Plan”), the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”) and the Company’s 2017 Stock Incentive Plan (the “2017 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)Represents the following shares of Common Stock available for future issuance: (i) 33,491,991 shares of Common Stock initially reserved for issuance under the 2021 Plan, (ii) an additional 16,745,995 shares of Common Stock added on January 1, 2022 by operation of an automatic annual increase provision in the 2021 Plan, (iii) 6,698,398 shares of Common Stock initially reserved for issuance under the ESPP, and (iv) an additional 3,349,199 shares of Common Stock added on January 1, 2022 by operation of an automatic annual increase provision in the ESPP.
(3)Pursuant to 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq Global Market on April 8, 2022.
(4)Represents shares of Common Stock underlying currently outstanding options granted under the 2017 Plan.
(5)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based upon $3.84, which is the weighted-average exercise price for options to purchase Common Stock outstanding under the 2017 Plan.